Exhibit 24  POWER OF ATTORNEY
(Rule 144 and Section 16(a) Reporting)
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer, director and/or shareholder of Cray Inc. (the "Company"), does hereby constitute and appoint the Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Company, and any one of them or the individual delegated in writing by them or any of them, as his, her or its true and lawful attorney and agent to execute in his, her or its name any and all reports required to be filed under Rule 144 under the Securities Act of 1933 and Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange and national market system; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Rule 144 and
Section 16(a) and shall remain in effect until revoked by a subsequently file instrument.
DATED: December 7, 2004
/s/ Signature
John B. Jones, Jr.